Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2020 Results

Hampton, NH, August 4, 2020 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its second quarter ended June 30, 2020.
“I am proud of how the entire Planet Fitness system is managing through this challenging time, especially the passion and commitment to take care of our members demonstrated by our store team members, headquarters employees and franchisees,” said Chris Rondeau, Chief Executive Officer. “Following the temporary closure of all Planet Fitness stores in mid-March in response to the pandemic, 1,477 of our stores are reopened and operating to-date. This has been achieved through the execution of our expansive COVID-19 re-opening playbook designed to provide a safe and healthy in-store environment and strictly adhering to the guidelines laid out by state and local governments and health authorities. It continues to be a very fluid situation, with a number of states experiencing a spike in new cases as the third quarter got underway, which has resulted in certain stores re-closing pursuant to local mandates. We recently took additional steps to protect our members and staff by requiring everyone to wear a mask inside our stores except while actively working out, and we’ll continue to proceed cautiously until there is greater certainty on when conditions will return to normal. While the near-term operating environment is likely to remain volatile and negatively affect our near-term revenue and profitability, I am confident that Planet Fitness is well positioned to capitalize on the industry consolidation that we believe will emerge over the next several years and increased focus on health & wellness.”
Second Quarter Fiscal 2020 results
•Total revenue decreased from the prior year period by 77.9% to $40.2 million.
•Net (loss) income attributable to Planet Fitness, Inc. was a loss of $29.2 million, or $0.36 per diluted share, compared to income of $34.8 million, or $0.41 per diluted share in the prior year period.
•Net (loss) income decreased 180.3% to a net loss of $32.0 million, compared to net income of $39.8 million in the prior year period.
•Adjusted net (loss) income(1) decreased 166.5% to an adjusted net loss of $27.9 million, or $0.32 per diluted share, compared to adjusted net income of $42.0 million, or $0.45 per diluted share in the prior year period.
•Adjusted EBITDA(1) decreased 112.1% to a loss of $9.3 million from earnings of $76.5 million in the prior year period.
•21 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,059 as of June 30, 2020.
•Cash and cash equivalents as of June 30, 2020 was $423.6 million.
(1) Adjusted net (loss) income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net (loss) income to U.S. GAAP (“GAAP”) net (loss) income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Second Quarter Ended June 30, 2020
For the second quarter 2020, total revenue decreased $141.4 million or 77.9% to $40.2 million from $181.7 million in the prior year period. By segment:
•Franchise segment revenue decreased $50.8 million or 70.8% to $21.0 million from $71.8 million in the prior year period. The decrease in franchise segment revenue for the second quarter 2020 is a result of temporary store closures related to COVID-19;
•Corporate-owned stores segment revenue decreased $30.3 million or 76.3% to $9.4 million from $39.7 million in the prior year period. The $30.3 million decrease was a result of temporary store closures related to COVID-19; and
•Equipment segment revenue decreased $60.3 million or 86.0% to $9.8 million from $70.2 million in the prior year period, due to lower equipment sales to new and existing franchisee-owned stores in the three months ended June 30, 2020 compared to the three months ended June 30, 2019 as a result of temporary store closures due to COVID-19.

For the second quarter of 2020, net loss attributable to Planet Fitness, Inc. was $29.2 million, or $0.36 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $34.8 million, or $0.41 per diluted share in the prior year period. Net loss was $32.0 million in the second quarter of 2020 compared to net income of $39.8 million in the prior year period. Adjusted net income decreased 166.5% to a loss of $27.9 million, or $0.32 per diluted share, from income of $42.0 million, or $0.45 per diluted share in the prior year period. Adjusted net (loss) income has been adjusted to reflect a normalized federal income tax rate of 26.8% for the current year period and 26.6% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net (loss) income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), decreased 112.1% to a loss of $9.3 million from earnings of $76.5 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net (loss) income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA decreased $46.3 million or 92.9% to $3.5 million. The decrease in franchise segment EBITDA for the second quarter 2020 is as a result of temporary store closures related to COVID-19.
•Corporate-owned stores segment EBITDA decreased $24.5 million or 135.0% to a loss of $6.3 million. The decrease in corporate-owned stores segment EBITDA for the second quarter 2020 is as a result of temporary store closures related to COVID-19; and
•Equipment segment EBITDA decreased by $15.5 million or 92.2% to $1.3 million driven by lower equipment sales to new and existing franchisee-owned stores in the three months ended June 30, 2020 compared to the three months ended June 30, 2019 as a result of temporary store closures due to COVID-19.
2020 Outlook
For the year ending December 31, 2020, the Company previously withdrew guidance as a result of uncertainty due to the COVID-19 pandemic. The Company is not providing an update at this time.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. As a result of the closure of all of our stores due to COVID-19 in March 2020, a majority of stores remained closed for a portion of the three and six months ended June 30, 2020. Because less than 50% of our stores in the same store sales base had membership billings in all of the months included in the three and six months ended June 30, 2020, we are not providing same store sales comparisons for these periods.
The non-GAAP financial measures used in our full-year outlook will differ from net (loss) income and net (loss) income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net (loss) income or net (loss) income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2020. These items are uncertain, depend on many factors and could have a material impact on our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2020.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on August 4, 2020 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of June 30, 2020, Planet Fitness had more than 15.2 million members and 2,059 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2020 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2019, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenue:
Franchise	$16,214	$58,225	$65,125	$111,181
Commission income	45	1,065	435	2,059
National advertising fund revenue	4,743	12,522	13,971	24,334
Corporate-owned stores	9,419	39,695	49,935	77,739
Equipment	9,813	70,154	37,998	115,165
Total revenue	40,234	181,661	167,464	330,478
Operating costs and expenses:
Cost of revenue	8,478	54,391	30,323	88,877
Store operations	14,681	20,163	40,838	41,068
Selling, general and administrative	15,896	18,864	32,848	37,018
National advertising fund expense	10,878	12,522	26,083	24,334
Depreciation and amortization	13,008	10,577	25,800	20,484
Other loss (gain)	15	(122)	26	246
Total operating costs and expenses	62,956	116,395	155,918	212,027
(Loss) income from operations	(22,722)	65,266	11,546	118,451
Other expense, net:
Interest income	359	1,979	2,286	3,777
Interest expense	(20,467)	(14,636)	(40,708)	(29,385)
Other expense	(73)	(1,444)	(760)	(4,762)
Total other expense, net	(20,181)	(14,101)	(39,182)	(30,370)
(Loss) income before income taxes	(42,903)	51,165	(27,636)	88,081
(Benefit) provision for income taxes	(10,918)	11,338	(6,034)	16,615
Net (loss) income	(31,985)	39,827	(21,602)	71,466
Less net (loss) income attributable to non-controlling interests	(2,808)	4,983	(1,032)	9,213
Net (loss) income attributable to Planet Fitness, Inc.	$(29,177)	$34,844	$(20,570)	$62,253
Net (loss) income per share of Class A common stock:
Basic	$(0.36)	$0.41	$(0.26)	$0.74
Diluted	$(0.36)	$0.41	$(0.26)	$0.74
Weighted-average shares of Class A common stock outstanding:
Basic	79,966	84,143	79,532	83,975
Diluted	79,966	84,835	79,532	84,639

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$423,553	$436,256
Restricted cash	86,407	42,539
Accounts receivable, net of allowance for bad debts of $84 and $111 at June 30, 2020 and December 31, 2019, respectively	15,251	42,268
Inventory	2,778	877
Deferred expenses – national advertising fund	7,942	—
Prepaid expenses	12,160	8,025
Other receivables	21,301	9,226
Other current assets	12,089	947
Total current assets	581,481	540,138
Property and equipment, net of accumulated depreciation of $89,417 and $73,621 at June 30, 2020 and December 31, 2019, respectively	149,624	145,481
Right of use assets, net	155,523	155,633
Intangible assets, net	225,498	233,921
Goodwill	227,821	227,821
Deferred income taxes	458,196	412,293
Other assets, net	1,894	1,903
Total assets	$1,800,037	$1,717,190
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	11,461	21,267
Accrued expenses	19,767	31,623
Equipment deposits	3,832	3,008
Deferred revenue, current	32,147	27,596
Payable pursuant to tax benefit arrangements, current	30,912	26,468
Other current liabilities	18,959	18,016
Total current liabilities	134,578	145,478
Long-term debt, net of current maturities	1,681,953	1,687,505
Borrowings under Variable Funding Notes	75,000	—
Lease liabilities, net of current portion	154,501	152,920
Deferred revenue, net of current portion	33,585	34,458
Deferred tax liabilities	1,562	1,116
Payable pursuant to tax benefit arrangements, net of current portion	438,105	400,748
Other liabilities	2,453	2,719
Total noncurrent liabilities	2,387,159	2,279,466
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 79,994 and 78,525 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	8	8
Class B common stock, $.0001 par value - 100,000 authorized, 6,500 and 8,562 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Accumulated other comprehensive (loss) income	(57)	303
Additional paid in capital	38,900	29,820
Accumulated deficit	(757,139)	(736,587)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(718,287)	(706,455)
Non-controlling interests	(3,413)	(1,299)
Total stockholders' deficit	(721,700)	(707,754)
Total liabilities and stockholders' deficit	$1,800,037	$1,717,190

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the six months ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(21,602)	$71,466
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,800	20,484
Amortization of deferred financing costs	3,187	2,664
Amortization of asset retirement obligations	33	168
Deferred tax (benefit) expense	(3,713)	8,854
(Gain) loss on re-measurement of tax benefit arrangement	(502)	4,852
Provision for bad debts	(28)	(10)
Equity-based compensation	2,493	2,279
Other	434	(515)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	26,917	12,465
Inventory	(1,900)	2,608
Other assets and other current assets	(16,323)	(9,288)
National advertising fund	(7,941)	(5,096)
Accounts payable and accrued expenses	(22,354)	(20,831)
Other liabilities and other current liabilities	1,472	1,777
Income taxes	(4,485)	1,987
Payable pursuant to tax benefit arrangements	—	(17,476)
Equipment deposits	824	(532)
Deferred revenue	3,820	6,631
Leases and deferred rent	884	17
Net cash (used in) provided by operating activities	(12,984)	82,504
Cash flows from investing activities:
Additions to property and equipment	(21,161)	(18,925)
Acquisition of franchises	—	(14,801)
Proceeds from sale of property and equipment	169	54
Net cash used in investing activities	(20,992)	(33,672)
Cash flows from financing activities:
Principal payments on capital lease obligations	(84)	(27)
Proceeds from borrowings under Variable Funding Notes	75,000	—
Repayment of long-term debt	(8,750)	(6,000)
Proceeds from issuance of Class A common stock	1,583	1,520
Dividend equivalent payments	(174)	(138)
Distributions to Continuing LLC Members	(1,600)	(3,742)
Net cash (used in) provided by financing activities	65,975	(8,387)
Effects of exchange rate changes on cash and cash equivalents	(834)	542
Net increase in cash, cash equivalents and restricted cash	31,165	40,987
Cash, cash equivalents and restricted cash, beginning of period	478,795	320,139
Cash, cash equivalents and restricted cash, end of period	$509,960	$361,126
Supplemental cash flow information:
Net cash paid for income taxes	$2,155	$6,530
Cash paid for interest	$37,724	$26,923
Non-cash investing activities:
Non-cash additions to property and equipment	$2,099	$1,896

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is set forth below.

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
(in thousands)
Net (loss) income	$(31,985)	$39,827	$(21,602)	$71,466
Interest income	(359)	(1,979)	(2,286)	(3,777)
Interest expense	20,467	14,636	40,708	29,385
(Benefit) provision for income taxes	(10,918)	11,338	(6,034)	16,615
Depreciation and amortization	13,008	10,577	25,800	20,484
EBITDA	$(9,787)	$74,399	$36,586	$134,173
Purchase accounting adjustments-revenue(1)	79	176	146	249
Purchase accounting adjustments-rent(2)	129	117	271	240
Severance costs(3)	159	—	159	—
Pre-opening costs(4)	154	194	515	195
Tax benefit arrangement remeasurement(5)	—	1,479	(502)	4,852
Other(6)	—	145	93	159
Adjusted EBITDA	$(9,266)	$76,510	$37,268	$139,868

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $41, $44, $82, and $88 in the three and six months ended June 30, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $88, $73, $189, and $152 in the three and six months ended June 30, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2020	2019	2020	2019
Segment EBITDA
Franchise	$3,529	$49,860	$40,275	$97,220
Corporate-owned stores	(6,342)	18,137	5,665	33,706
Equipment	1,311	16,772	7,677	27,179
Corporate and other	(8,285)	(10,370)	(17,031)	(23,932)
Total Segment EBITDA(1)	$(9,787)	$74,399	$36,586	$134,173
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net (loss) income assumes that all net (loss) income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net (loss) income per share, diluted, is calculated by dividing Adjusted net (loss) income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net (loss) income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net (loss) income to net (loss) income, the most directly comparable GAAP measure, and the computation of Adjusted net (loss) income per share, diluted, are set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(31,985)	$39,827	$(21,602)	$71,466
(Benefit) provision for income taxes, as reported	(10,918)	11,338	(6,034)	16,615
Purchase accounting adjustments-revenue(1)	79	176	146	249
Purchase accounting adjustments-rent(2)	129	117	271	240
Severance costs(3)	159	—	159	—
Pre-opening costs(4)	154	194	515	195
Tax benefit arrangement remeasurement(5)	—	1,479	(502)	4,852
Other(6)	—	145	93	159
Purchase accounting amortization(7)	4,211	4,009	8,424	8,008
Adjusted (loss) income before income taxes	$(38,171)	$57,285	$(18,530)	$101,784
Adjusted income taxes(8)	(10,230)	15,238	(4,966)	27,075
Adjusted net (loss) income	$(27,941)	$42,047	$(13,564)	$74,709

Adjusted net (loss) income per share, diluted	$(0.32)	$0.45	$(0.16)	$0.80

Adjusted weighted-average shares outstanding(9)	86,467	93,420	86,671	93,549
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $41, $44, $82, and $88 in the three and six months ended June 30, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $88, $73, $189, and $152 in the three and six months ended June 30, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(7)Includes $3,096, $3,096, $6,192, and $6,192 of amortization of intangible assets, other than favorable leases, for the three and six months ended June 30, 2020 and 2019, respectively, recorded in connection with the 2012 Acquisition, and $1,116, $913, $2,231 and $1,816 of amortization of intangible assets for the three and six months ended June 30, 2020 and 2019, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(8)Represents corporate income taxes at an assumed effective tax rate of 26.8% three and six months ended June 30, 2020 and 26.6% for the three and six months ended June 30, 2019, applied to adjusted income before income taxes.
(9)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net (loss) income per share, diluted, to Adjusted net (loss) income per share, diluted is set forth below for the three and six months ended June 30, 2020 and 2019:

	For the three months ended June 30, 2020			For the three months ended June 30, 2019
(in thousands, except per share amounts)	Net loss	Weighted Average Shares	Net loss per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net (loss) income attributable to Planet Fitness, Inc.(1)	$(29,177)	79,966	$(0.36)	$34,844	84,835	$0.41
Assumed exchange of shares(2)	(2,808)	6,501		4,983	8,585
Net (loss) income	(31,985)			39,827
Adjustments to arrive at adjusted income before income taxes(3)	(6,186)			17,458
Adjusted (loss) income before income taxes	(38,171)			57,285
Adjusted income tax (benefit) expense(4)	(10,230)			15,238
Adjusted net (loss) income	$(27,941)	86,467	$(0.32)	$42,047	93,420	$0.45
(1)Represents net (loss) income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net (loss) income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net (loss) income table above to arrive at adjusted (loss) income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.6% for the three months ended June 30, 2020 and 2019, respectively, applied to adjusted (loss) income before income taxes.

	For the six months ended June 30, 2020			For the six months ended June 30, 2019
(in thousands, except per share amounts)	Net loss	Weighted Average Shares	Net loss per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net (loss) income attributable to Planet Fitness, Inc.(1)	$(20,570)	79,532	$(0.26)	$62,253	84,639	$0.74
Assumed exchange of shares(2)	(1,032)	7,139		9,213	8,910
Net (loss) income	(21,602)			71,466
Adjustments to arrive at adjusted income before income taxes(3)	3,072			30,318
Adjusted income before income taxes	(18,530)			101,784
Adjusted income tax (benefit) expense(4)	(4,966)			27,075
Adjusted net (loss) income	$(13,564)	86,671	$(0.16)	$74,709	93,549	$0.80
(1)Represents net (loss) income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net (loss) income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net (loss) income table above to arrive at adjusted (loss) income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.8% and 26.6% for the six months ended June 30, 2020 and 2019, respectively, applied to adjusted (loss) income before income taxes.